UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 3, 2017

BG STAFFING, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36704	26-0656684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5850 Granite Parkway, Suite 730
Plano, Texas 75024
(Address of principal executive offices, including zip code)

(972) 692-2400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Items 2.01 and 2.03 are incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth under Item 2.03 is incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 3, 2017, BG Staffing, Inc. (the “Company”), through its subsidiary BG Staffing, LLC, acquired substantially all of the assets, and assumed certain of the liabilities, of Zycron, Inc. (“Zycron”), which provides IT temporary staffing talent services to companies and governmental entities throughout the southeastern U.S. region and selected markets across the country, pursuant to an Asset Purchase Agreement (the “Purchase Agreement”), dated April 3, 2017, by and between BG Staffing, Inc., BG Staffing, LLC, Zycron, and Darrell S. Freeman, the sole shareholder of Zycron (the “Shareholder”). The Company paid $18.5 million cash and issued $1 million (70,670 shares privately placed under Section 4(a)(2) of the Securities Act) of our common stock at closing. An additional $500,000 was held back as partial security for post-closing purchase price adjustments and indemnification obligations. The Purchase Agreement further provides for earn-out payments to Zycron of up to an aggregate of $3.0 million, provided certain conditions are met, over a two year period following the acquisition date. The cash at closing was paid out of funds under the Term Loan as part of the Company’s Amended and Restated Credit Agreement with Texas Capital Bank and certain other lenders. The Shareholder has guaranteed Zycron’s obligations under the Purchase Agreement and has agreed to certain noncompetition and nonsolicitation restrictions as set forth in the Purchase Agreement. The Purchase Agreement contains representations and warranties, covenants, and indemnification provisions that are customary for a transaction of this nature.

The Purchase Agreement is filed as Exhibit 2.1 hereto. The above description of the Purchase Agreement is not complete and is qualified in its entirety by reference to Exhibit 2.1, which is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Amended and Restated Credit Agreement

In connection with the acquisition of the assets of Zycron described above, on April 3, 2017, BG Staffing, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) with Texas Capital Bank, National Association (“TCB”), as administrative agent , swing line lender, sole lead arranger and sole book runner, and certain other lenders (collectively the “Lenders”). The Credit Agreement provides for a revolving credit facility maturing April 3, 2022 (the “ Revolving Facility ”) permitting the Company to borrow funds from time to time in an aggregate amount equal to the lesser of the borrowing base and the Lenders' aggregate commitment of $35 million. The borrowing base is an amount equal to 85% of the value of eligible accounts receivable of the Company and its subsidiaries, as defined in the Credit Agreement. TCB may also, in its sole discretion, make loans (“Swing Line Loans”) from time to time in an aggregate amount not to exceed at any time outstanding the lesser of $7.5 million or the aggregate amount of the Lender’s commitments at such time.

The Credit Agreement also provides for a term loan maturing April 3, 2022 (the “Term Loan”) in the amount of $20.0 million. Principal is payable quarterly, beginning June 30, 2017, based on the annual percentage of the original principal amount as follows:

Annual Period	Annual Percent of Original Principal	Four Quarterly Principal Repayments of:
Year One	10%	$500,000
Year Two	15%	$750,000
Year Three	20%	$1,000,000
Year Four	25%	$1,250,000
Year Five	30%	$1,500,000
The Company borrowed $20 million on the term loan and paid down approximately $538,000 on the Revolving Facility in conjunction with the closing of the Purchase Agreement on April 3, 2017.

The Revolving Facility and Term Loan bear interest either at the Base Rate plus the Applicable Margin or LIBOR plus the Applicable Margin (as such terms are defined in the Credit Agreement). Swing Line Loans bear interest at the Base Rate plus the Applicable Margin. The Company also pays an unused commitment fee on the daily average unused amount of the commitment at a rate equal to 0.50%. All interest and commitment fees are generally paid quarterly.

Additionally, the Company may make up to two requests for an increase in the aggregate commitment under the Revolving Facility or an increase to the Term Loan of up to $20 million as allowed in the Credit Agreement; provided that any such request for an increase shall be in a minimum amount of $5 million.

A default interest rate of equal to 2% per annum in excess of the otherwise applicable interest rate is applied until the default is waived or cured. The lenders may also declare the Company’s obligations immediately due and payable in connection with an Event of Default.

The Company’s obligations under the Credit Agreement are secured by a first priority security interest in substantially all tangible and intangible property of the Company and its subsidiaries. The obligations of the Company under the Credit Agreement are guaranteed by each of the Company’s subsidiaries.

The Credit Agreement contains customary affirmative covenants as well as negative covenants restricting the ability of the Company and its subsidiaries to, among other things (with certain exceptions): (i) incur indebtedness; (ii) incur liens; (iii) enter into mergers, consolidations, or similar transactions; (iv) pay dividends or make distributions; (v) make loans; (vi) dispose of assets; (vii) enter into transactions with affiliates; or (viii) change the nature of their business.

In addition, the Company may not permit the Leverage Ratio (as defined in the Credit Agreement) on a consolidated basis to be greater than the following: 2.50 to 1.0 (April 3, 2017 to end of fiscal March 2018), 2.00 to 1.0 (March 31, 2018 to end of fiscal March 2019), 1.50 to 1.0 (March 31, 2019 to end of fiscal March 2020), 1.0 to 1.0 (From and after end of fiscal March, 2020). Moreover, the Company may not permit, for any four fiscal quarter period, the Fixed Charge Coverage Ratio (as defined in the Credit Agreement) on a consolidated basis to be less than 1.50 to 1.00, and may not permit the Dividend Fixed Charge Coverage Ratio (as defined in the Credit Agreement) to be less than (a) 1.10 to 1.00 for any four fiscal quarter period ending on or before September 30, 2017 or (b) 1.20 to 1.00 for any four fiscal quarter period thereafter.

Proceeds from the foregoing loan arrangements were used to pay off existing indebtedness of the Company on the revolving credit facility under the Credit Agreement, dated as of August 21, 2015, as amended, with Texas Capital Bank, as administrative agent and sole initial lender and such agreement was amended and restated on April 3, 2017 in connection with such repayment.

The descriptions of the Amended and Restated Credit Agreement set forth in this Item 1.01 are not complete and are qualified in their entirety by reference to the full text of such agreements. The Amended and Restated Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 2.01 is incorporated by reference.

Item 7.01	Regulation FD Disclosure.

Zycron had revenues of approximately $38.3 million for the year ended December 31, 2016.

On April 6, 2017, the Company issued a press release in connection with the Purchase Agreement, a copy of which is furnished as Exhibit 99.1 to this Current Report. Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)
Financial statements of businesses acquired. The financial statements required by Item 9.01 with respect to the acquisition described in Item 2.01 are not being filed herewith but will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(b)
Pro forma financial information. The pro forma financial information required by Item 9.01 with respect to the acquisition described in Item 2.01 above is not being furnished herewith but will be furnished by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(c)	Exhibits

Exhibit No.	Description
2.1*	ASSET PURCHASE AGREEMENT dated, as of April 3, 2017, by and between BG Staffing, Inc., BG Staffing, LLC, Zycron Inc., and Darrell S. Freeman
10.1*
Amended and Restated Credit Agreement, dated as of April 3, 2017, among BG Staffing, Inc., as borrower, the Lenders from time to time party hereto, and Texas Capital Bank, National Association, as administrative agent, swing line lender, sole lead arranger, and sole book runner

99.1	Earnings release dated	April 6, 2017
*
Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments have been omitted. The Company hereby agrees to furnish a copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG STAFFING, INC.

Date:	April 6, 2017		/s/ Dan Hollenbach
		Name: Title:	Dan Hollenbach Chief Financial Officer and Secretary (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
2.1*	ASSET PURCHASE AGREEMENT dated, as of April 3, 2017, by and between BG Staffing, Inc., BG Staffing, LLC, Zycron Inc., and Darrell S. Freeman
10.1*
Amended and Restated Credit Agreement, dated as of April 3, 2017, among BG Staffing, Inc., as borrower, the Lenders from time to time party hereto, and Texas Capital Bank, National Association, as administrative agent, swing line lender, sole lead arranger, and sole book runner

99.1	Earnings release dated	April 6, 2017
*
Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments have been omitted. The Company hereby agrees to furnish a copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.